                                                                     EXHIBIT 11

                            STATEMENT RE COMPUTATION
                             OF PER SHARE EARNINGS


                                      THREE MONTHS ENDED                    NINE MONTHS ENDED
                                         SEPTEMBER 30,                         SEPTEMBER 30,
                                    1997               1996               1997               1996
                                 ----------         ----------         ----------         ----------
Net income                       $1,321,000         $  570,000         $3,009,000         $2,544,000
                                 ----------         ----------         ----------         ----------

Net income per share             $     0.34         $     0.15         $     0.77         $     0.66
                                 ----------         ----------         ----------         ----------

Weighted average
      shares outstanding          3,922,512          3,921,853          3,922,073          3,880,168
                                 ----------         ----------         ----------         ----------


Note: Outstanding stock options are excluded from the computation as the effective dilution in earnings per share data is less than 3%.




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